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                                                                EX 99 a.2.a.c.21

                     CERTIFICATE OF THE ASSISTANT SECRETARY
                                       OF
                                  THE UBS FUNDS

                RESOLUTIONS RELATING TO THE REDESIGNATION OF THE
               GLOBAL BALANCED FUND TO THE GLOBAL ALLOCATION FUND

     Pursuant to Article V, Section 9 of the By-Laws, dated August 9, 1993, of The UBS Funds, a Delaware Business Trust (the "Trust"), the undersigned does hereby certify the following:

     1. He is the duly elected, qualified and acting Vice President and Assistant Secretary of the Trust.

     2. Attached hereto and incorporated by reference into the Trust's Agreement and Declaration of Trust dated August 9, 1993 (the "Declaration"), pursuant to Article III, Section 6 of the Declaration, is a true and complete copy of the resolutions adopted by the Board of Trustees of the Trust (the "Resolutions") redesignating the Global Balanced Fund as the Global Allocation series of the Trust.

     3. The Resolutions were unanimously adopted by the Trust's Board of Trustees via unanimous written consent on June 20, 2002 and, unless subsequently amended by resolutions duly adopted by the Board of Trustees of the Trust, have remained in full force and effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed on this 28th day of June 2002.

(Trust Seal)

                                       /s/ David M. Goldenberg


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                                       David M. Goldenberg
                                       Vice President and Assistant Secretary
                                       The UBS Funds


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         RESOLUTIONS ADOPTED JUNE 20, 2002 AND INCORPORATED BY REFERENCE
                   INTO THE AGREEMENT AND DECLARATION OF TRUST
                              OF THE BRINSON FUNDS
                              DATED AUGUST 9, 1993
                   PURSUANT TO ARTICLE III, SECTION 6 THEREOF

               RESOLUTIONS REDESIGNATING THE GLOBAL BALANCED FUND
                      AS THE GLOBAL ALLOCATION FUND SERIES

RESOLVED,    that the Board, upon the recommendation of management
             of the Trust, hereby renames the series of the Trust currently named "UBS Global Balanced Fund" as "UBS
             Global Allocation Fund", which new name shall be effective upon the filing of a supplement to the Trust's registration statement with the Securities and Exchange Commission ("SEC"); and

FURTHER      that the Fund's non-fundamental investment policy requiring it
RESOLVED,    to invest, under normal circumstances, at least 25% of
             its net assets in fixed income securities and 25% of its net assets in equity securities is hereby eliminated, such change to become effective upon the filing of a supplement to the Trust's registration statement with the SEC; and

FURTHER      that the officers of the Trust, with the advice of Trust counsel,
RESOLVED,    are hereby authorized to make all appropriate filings
             with federal and state authorities, including filing an amended Certificate of Trust with the Secretary of State of the State of Delaware if deemed appropriate by Trust counsel, to reflect the changes described above;
             and

FURTHER      that the officers of the Trust, with the advice of Trust counsel,


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RESOLVED,    are hereby authorized to take such additional actions
             as may be necessary or appropriate to accomplish the
               foregoing resolutions.